Exhibit 99.2

Kentucky Bancshares, Inc.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/KTYB** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories, and Canada.

Save paper, time, and money! Sign up for electronic delivery at www.envisionreports.com/KTYB.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated January 27, 2021, by and among Stock Yards Bancorp, Inc. ("Stock Yards Bancorp"), H. Meyer Merger Subsidiary, Inc., a wholly-owned subsidiary of Stock Yards Bancorp, and Kentucky Bancshares, Inc. ("Kentucky Bancshares"), and the transactions contemplated thereby (the "Kentucky Bancshares merger proposal").	☐	☐	☐
2. Approval of, on an advisory (non-binding) basis, the merger-related named executive officer compensation that will or may be paid to Kentucky Bancshares' named executive officers in connection with the merger (the "Kentucky Bancshares compensation proposal").	☐	☐	☐
3. Approval of the adjournment of the Kentucky Bancshares special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Kentucky Bancshares merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to the Kentucky Bancshares shareholders (the "Kentucky Bancshares adjournment proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03FG3C

Special Meeting of Kentucky Bancshares, Inc. Shareholders May 13, 2021 11:00 a.m. (Eastern Time) Via live webcastThe Special Meeting of Shareholders of Kentucky Bancshares, Inc. will be held on Thursday, May 13, 2021 at 11:00 a.m. Eastern Time via live webcast at www.meetingcenter.io/212602264 To access the virtual meeting, you must have the 15-digit control number that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — KTYB2021.Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.envisionreports.com/KTYB.Small steps make an impact. Help the environment by consenting to receive electronic delivery; sign up at www.envisionreports.com/KTYBq IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qKentucky Bancshares, Inc. + Notice of Special Meeting of Shareholders Proxy Solicited by the Board of Directors for Special Meeting – May 13, 2021The undersigned shareholder of Kentucky Bancshares, Inc., a Kentucky corporation (“Kentucky Bancshares”), hereby appoints B. Proctor Caudill, Jr. and Gregory J. Dawson, or either one of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Kentucky Bancshares Special Meeting of Shareholders to be held on Thursday, May 13, 2021, virtually via the Internet at 11:00 a.m. Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Accessing the Virtual Meeting. You may virtually attend the Special Meeting via the internet only. Go to www.meetingcenter.io/212602264. Have your 15-digit control number available and follow the instructions as prompted.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below. Annual Report - Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.+

Kentucky Bancshares, Inc.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated January 27, 2021, by and among Stock Yards Bancorp, Inc. ("Stock Yards Bancorp"), H. Meyer Merger Subsidiary, Inc., a wholly-owned subsidiary of Stock Yards Bancorp, and Kentucky Bancshares, Inc. ("Kentucky Bancshares"), and the transactions contemplated thereby (the "Kentucky Bancshares merger proposal").	☐	☐	☐
2. Approval of, on an advisory (non-binding) basis, the merger-related named executive officer compensation that will or may be paid to Kentucky Bancshares' named executive officers in connection with the merger (the "Kentucky Bancshares compensation proposal").	☐	☐	☐
3. Approval of the adjournment of the Kentucky Bancshares special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Kentucky Bancshares merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to the Kentucky Bancshares shareholders (the "Kentucky Bancshares adjournment proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1UPX 500277

03FG4C

The Special Meeting of Shareholders of Kentucky Bancshares, Inc. will be held on Thursday, May 13, 2021 at 11:00 a.m. Eastern Time via live webcast at www.meetingcenter.io/212602264 The password for this meeting is — KTYB2021.Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.edocumentview.com/KTYB.q IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qKentucky Bancshares, Inc.Notice of Special Meeting of Shareholders Proxy Solicited by the Board of Directors for Special Meeting – May 13, 2021 The undersigned shareholder of Kentucky Bancshares, Inc., a Kentucky corporation (“Kentucky Bancshares”), hereby appoints B. Proctor Caudill, Jr. and Gregory J. Dawson, or either one of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Kentucky Bancshares Special Meeting of Shareholders to be held on Thursday, May 13, 2021, virtually via the Internet at 11:00 a.m. Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST: FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Accessing the Virtual Meeting. You may virtually attend the Special Meeting via the internet only. Go to www.meetingcenter.io/212602264.(Items to be voted appear on reverse side)